UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, John Barbour joined RealNetworks, Inc. (the "Company") as President of its Games division. If the Company completes its proposed spin-off of its games business into a new company or an initial public offering of the capital stock of the new games company, Mr. Barbour will serve as the Chief Executive Officer of the new games company.

Mr. Barbour, age 49, has served as the Managing Partner of Volta Capital, LLC, a strategy and investment consulting firm, from October 2006 to October 2008. From 1999 to June 2006, Mr. Barbour was employed by Toys "R" Us, Inc., a leading retailer of children's toys and products, serving as Executive Vice President - President Toys "R" Us U.S. from August 2004 to June 2006 and Executive Vice President - President Toys "R" Us International and Chairman - Toys "R" Us Japan from February 2002 to August 2004. From 1999 to 2002, Mr. Barbour served as President and Chief Executive Officer of Toysrus.com, a subsidiary of Toys "R" Us, Inc.

Pursuant to the Offer Letter dated October 28, 2008 between the Company and Mr. Barbour (the "Offer Letter"), Mr. Barbour will receive an annual base salary of $450,000 and will be eligible to receive annual performance-based cash incentive compensation targeted at 100% of his base salary under the Company's Executive MBO Incentive Plan based on the Company's financial performance, the EBITDA performance of the Company's Games division worldwide, and the achievement of individual performance criteria to be established and approved by the Company's Chief Executive Officer. In 2008, Mr. Barbour's performance-based cash incentive compensation will be pro-rated based on his length of service to the Company in 2008. In 2009, Mr. Barbour will be eligible to earn annual performance-based cash incentive compensation of up to 200% of his base salary based on the achievement of target goals established under the Executive MBO Incentive Plan.

Mr. Barbour will be reimbursed for certain relocation expenses, including up to $400,000 in home closing costs, up to $15,000 in miscellaneous incidental expenses and the costs of temporary housing, if necessary, for up to 12 months following relocation. If Mr. Barbour's employment is terminated by the Company for Cause within one year of relocation or by Mr. Barbour voluntarily without Good Reason, as such terms are defined in the Offer Letter, or for reasons other than the Company's decision not to proceed with its intended separation and contribution of its Games division into a newly formed subsidiary (the "Transaction"), then Mr. Barbour will be obligated to repay all relocation expenses that were reimbursed, minus any tax liability paid in respect of the reimbursed amounts. If Mr. Barbour voluntarily terminates his employment without Good Reason or for reasons other than the Company's decision not to proceed with the Transaction within two years of the relocation, then Mr. Barbour will be obligated to repay 50% of all relocation expenses that were reimbursed, minus any tax liability paid in respect of the reimbursed amounts.

Mr. Barbour will also be reimbursed for certain commuting expenses during the first 12 months of employment and paid up to $100,000 for any income tax liability that may result from such reimbursement. Mr. Barbour will also participate in the Company's employee benefit and retirement programs on the same basis as those benefits are generally made available to the Company's employees.

In addition, Mr. Barbour will be granted nonqualified stock options for the purchase of 500,000 shares of the Company's Common Stock, or alternatively, at his election, nonqualified stock options for the purchase of 250,000 shares of the Company's Common Stock and 83,333 restricted stock units ("RSUs") pursuant to the Company’s 2005 Stock Incentive Plan. The nonqualified stock options will have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. The award(s) will vest and become exercisable over two years, with 50% of the award(s) vesting on the first anniversary of the date of grant and an additional 25% vesting upon the completion of each successive six months of employment thereafter.

Subject to the completion of the Transaction and Mr. Barbour's relocation to Seattle, Mr. Barbour will be granted an option to purchase 2% of the capital stock of the new games company. The option will have an exercise price equal to the fair market value of such capital stock on the date of grant and such other terms and conditions that are similar to the terms of equity awards granted to other senior executives of the new games company. The unvested portion of the stock award(s) described in the preceding paragraph, calculated on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the award(s) commenced or the last vesting date thereof (expressed in full months), will convert into an option to purchase the capital stock of the new games company and will count toward the 2% total described above.

If Mr. Barbour's employment is terminated by the Company other than for Cause or by Mr. Barbour for Good Reason or if the Company's Board of Directors decides not to proceed with the Transaction and Mr. Barbour elects to terminate his employment thereafter, Mr. Barbour will be entitled to receive: (a) any bonus award for which he is eligible under the Company's Executive MBO Incentive Plan; (b) a lump-sum cash payment in an amount equal to (i) one year's base salary at the rate in effect as of the date Mr. Barbour's employment terminates, plus (ii) 12 months of his target annual bonus award (based on the target set in the calendar year in which the termination of employment occurred); and (c) additional vesting and exercisability, as of the employment termination date, of each outstanding equity-based award calculated on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the equity-based award commenced or the last vesting date thereof, expressed in full months.

If Mr. Barbour terminates his employment without Good Reason and the Company has not abandoned its intention to proceed with the Transaction, Mr. Barbour and the Company will mutually agree on a notice period of up to six months during which Mr. Barbour will continue to perform services to the Company on a full-time basis (the "Notice Period"). During such Notice Period, if any, Mr. Barbour will be entitled to receive: (a) continued payment of his base salary, target bonus (if applicable) and continued participation in all employee benefit plans, programs and arrangements of the Company, in all cases at the same level and on the same terms and conditions that he enjoyed immediately prior to the commencement of the Notice Period, including continued vesting of stock options, restricted stock units or other equity-based awards granted to him, calculated on a pro rata basis for the period since the date on which the vesting of such award(s) commenced or the last vesting date until the date of termination, expressed in full months; and (b) promptly following the employment termination date, a lump-sum cash payment of an amount equal to six months of base salary and six months of his target annual bonus for the year in which the employment termination date occurs. If Mr. Barbour voluntarily terminates his employment without continuing to perform services to the Company during the Notice Period, he will not be entitled to receive such lump-sum payment of six months' base salary and six months' target annual bonus for the year in which the employment termination date occurs.

Mr. Barbour also entered into a development, confidentiality and non-competition agreement with the Company providing that during the term of his employment with the Company and for one year following termination of his employment with the Company, he will not work for, join, consult with, own or manage any business or entity that is in material competition with the Company in digital media technologies or services.

The foregoing summary of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Exhibit Description

10.1 Offer Letter dated October 28, 2008 between RealNetworks, Inc. and John Barbour.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

November 3, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. Vice President, General Counsel and Corp. Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter dated October 28, 2008 between RealNetworks, Inc. and John Barbour